Exhibit 31.4

CERTIFICATION BY CHIEF FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT
I, Alan Krenek, certify that:
1.I have reviewed this annual report on Form 10-K/A of Basic Energy Services, Inc.; and
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Alan Krenek
Alan Krenek
Chief Financial Officer
Date: April 6, 2017